UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2018

Commission File Number  001-33572

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 2 - Financial Information

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 22, 2018, Bank of Marin Bancorp, "Bancorp" (NASDAQ: BMRC), parent company of Bank of Marin, released its financial results for the quarter ended September 30, 2018. A copy of the press release is included as Exhibit 99.1.

Section 8 - Other Events

Item 8.01	Other Events

In the press release, Bancorp announced that on October 19, 2018, its Board of Directors approved a quarterly cash dividend of $0.35 per share, a $0.03 increase from the prior quarter. The cash dividend is payable on November 8, 2018, to shareholders of record at the close of business on November 1, 2018.

Bancorp also announced a 2:1 stock split payable on November 27, 2018, to shareholders of record at the close of business on November 9, 2018. A copy of the press release is attached to this report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

99.1	Press Release dated October 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2018	BANK OF MARIN BANCORP

	by:	/s/ Tani Girton__________
Tani Girton
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page Number

99.1	Press Release dated October 22, 2018	1-9